UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 20, 2007

CATALYTICA ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
301 West Warner Road, Suite 132
Tempe, AZ 85284
(Address of principal executive offices, including zip code)
(480) 556-5555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 20, 2007, Catalytica Energy Systems, Inc. (“Catalytica” or the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Contribution and Merger Agreement (the “Contribution and Merger Agreement”) dated as of May 8, 2007, as amended, by and among (i) the Company, (ii) Renegy Holdings, Inc. (“Renegy”), (iii) Snowflake Acquisition Corporation, (iv) Renegy, LLC, (v) Renegy Trucking, LLC, (vi) Snowflake White Mountain Power, LLC, (vii) Robert M. Worsley (“R. Worsley”), (viii) Christi M. Worsley (“C. Worsley”), and (ix) the Robert M. Worsley and Christi M. Worsley Revocable Trust (the “Worsley Trust,” and together with R. Worsley and C. Worsley, “Worsley”).
     Among other things, the Amendment (i) provides that following the consummation of the transactions contemplated in the Contribution and Merger Agreement (the “Closing”) and after the expiration of the initial term of the Class III directors of Renegy, Worsley agrees to vote all shares of common stock of Renegy owned by Worsley or its affiliates to maintain at least three independent directors on Renegy’s board of directors (the “Board”), (ii) provides that the Board at all times following the Closing, shall maintain a Special Committee comprised of at least three independent directors, which shall have the authority to approve or disapprove any related party transactions, among other powers, (iii) provides that after the expiration of the initial term of the Class III directors, members of the Special Committee shall be appointed by a majority of the independent directors from among the independent directors then serving on the Board, (iv) provides for amending the certificate of incorporation of Renegy to be effective at the Closing to provide for (i), (ii) and (iii) above, (v) provides that if (A) a sale of Catalytica’s SCR-Tech subsidiary is consummated within 90 days of the Closing and (B) the net proceeds of such a sale, after deducting all legal, accounting and investment banking fees and other direct costs incurred in connection with the sale, exceed $7,500,000, then there shall be an adjustment in the ownership of the shares of Renegy such that for each $1,000,000 of any such excess net proceeds, the percentage of the shares of Renegy held by the Worsley Trust shall be reduced by 0.8% (with any amounts less than one million to be reduced on a pro rata basis), and (vi) extends to October 15, 2007 (from September 30, 2007) the date by which the Closing must occur before the parties’ rights to terminate the Contribution and Merger Agreement for failure to close the proposed transaction by such date are triggered.
     The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Amendment No. 2 to Contribution and Merger Agreement, dated as of September 20, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.
By:	/s/ Robert W. Zack
Robert W. Zack
President, Chief Executive Officer and Chief Financial Officer

Date: September 20, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 2 to Contribution and Merger Agreement, dated as of September 20, 2007

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